CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$713.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $10,000,000 principal amount of the Securities (CUSIP: 06739JZY2). A filing fee of $111.60 for the issuance of $2,000,000 principal amount of the Securities (CUSIP: 06739JZY2) was previously paid in connection with the filing dated October 30, 2009. The new aggregate issuance amount of the Securities is $12,000,000.

Pricing Supplement	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated September 14, 2009)
October 27, 2009, as amended as of January 8, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: October 30, 2009

•	Initial valuation date: October 27, 2009‡‡

•	Final valuation date: October 26, 2010‡‡

•	Maturity date: October 29, 2010‡‡‡

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 1.01%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA—by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount		Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$12.81	PS-8	AA	$3,000,000		10.00%	65.0%	97.50%	$2,925,000	2.50%	$75,000	E-3749	06739JM42/ US06739JM425
Apple Inc.	$197.37	PS-10	AAPL	$23,000,000		8.25%	80.0%	97.50%	$22,425,000	2.50%	$575,000	E-3750	06739JM59/ US06739JM599
Barrick Gold Corporation	$36.09	PS-12	ABX	$2,000,000		10.75%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3751	06739JM67/ US06739JM672
Aflac Incorporated	$42.31	PS-14	AFL	$2,000,000		10.00%	70.0%	97.50%	$1,950,000	2.50%	$50,000	E-3752	06739JM75/ US06739JM755
Amazon.com, Inc.	$122.07	PS-16	AMZN	$2,000,000		9.50%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3753	06739JM83/ US06739JM839
American Express Company	$35.95	PS-18	AXP	$2,000,000		11.00%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3754	06739JM91/ US06739JM912
Bank of America Corporation	$15.45	PS-20	BAC	$13,000,000		11.00%	70.0%	97.50%	$2,925,000	2.50%	$75,000	E-3755	06739JN25/ US06739JN258
Best Buy Co., Inc.	$39.87	PS-22	BBY	$2,000,000		9.25%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3756	06739JYZ0/ US06739JYZ01
Baker Hughes Incorporated	$44.08	PS-24	BHI	$12,000,000		9.75%	75.0%	97.50%	$11,700,000	2.50%	$300,000	E-3757	06739JZA4/ US06739JZA41
Peabody Energy Corporation	$42.18	PS-26	BTU	$3,000,000		11.50%	70.0%	97.50%	$2,925,000	2.50%	$75,000	E-3758	06739JZB2/ US06739JZB24
Celgene Corporation	$51.79	PS-28	CELG	$3,000,000		8.25%	75.0%	97.50%	$2,925,000	2.50%	$75,000	E-3759	06739JZC0/ US06739JZC07
Comcast Corporation (Class A)	$14.71	PS-30	CMCSA	$2,000,000		9.50%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3760	06739JZD8/ US06739JZD89
CSX Corporation	$42.56	PS-32	CSX	$3,500,000		10.50%	75.0%	97.50%	$3,412,500	2.50%	$87,500	E-3761	06739JZE6/ US06739JZE62
Deere & Company	$46.92	PS-34	DE	$3,500,000		10.25%	75.0%	97.50%	$3,412,500	2.50%	$87,500	E-3762	06739JZF3/ US06739JZF38
Dell Inc.	$15.29	PS-36	DELL	$2,000,000		9.00%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3763	06739JZG1/ US06739JZG11
Devon Energy Corporation	$67.74	PS-38	DVN	$3,000,000		9.00%	75.0%	97.50%	$2,925,000	2.50%	$75,000	E-3764	06739JZH9/ US06739JZH93
Freeport-McMoRan Copper & Gold Inc.	$77.45	PS-40	FCX	$2,000,000		11.25%	70.0%	97.50%	$1,950,000	2.50%	$50,000	E-3765	06739JZJ5/ US06739JZJ59
Corning Incorporated	$15.10	PS-42	GLW	$3,000,000		9.50%	75.0%	97.50%	$2,925,000	2.50%	$75,000	E-3766	06739JZK2/ US06739JZK23
Halliburton Company	$30.04	PS-44	HAL	$2,000,000		9.00%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3767	06739JZL0/ US06739JZL06
JPMorgan Chase & Co.	$43.90	PS-46	JPM	$4,000,000		9.00%	75.0%	97.50%	$3,900,000	2.50%	$100,000	E-3768	06739JZM8/ US06739JZM88
Lowe’s Companies, Inc.	$19.93	PS-48	LOW	$4,000,000		9.00%	75.0%	97.50%	$3,900,000	2.50%	$100,000	E-3769	06739JZN6/ US06739JZN61
Marathon Oil Corporation	$33.62	PS-50	MRO	$2,000,000		9.00%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3770	06739JZP1/ US06739JZP10
Newmont Mining Corporation	$43.28	PS-52	NEM	$2,000,000		9.25%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3771	06739JZQ9/ US06739JZQ92
Occidental Petroleum Corporation	$80.29	PS-54	OXY	$2,000,000		9.00%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3772	06739JZR7/ US06739JZR75
Potash Corporation of Saskatchewan Inc.	$96.93	PS-56	POT	$2,000,000		10.00%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3773	06739JZS5/ US06739JZS58
Starbucks Corporation	$19.09	PS-58	SBUX	$2,000,000		9.50%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3774	06739JZT3/ US06739JZT32
Sara Lee Corporation	$11.52	PS-60	SLE	$2,000,000		8.50%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-3775	06739JZU0/ US06739JZU05
Target Corporation	$48.45	PS-62	TGT	$4,000,000		8.25%	80.0%	97.50%	$3,900,000	2.50%	$100,000	E-3776	06739JZV8/ US06739JZV87
U.S. Bancorp	$24.25	PS-64	USB	$2,500,000		9.25%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-3777	06739JZW6/ US06739JZW60
Vale S.A. (ADR)	$25.85	PS-66	VALE	$1,000,000		10.25%	75.0%	97.50%	$975,000	2.50%	$25,000	E-3778	06739JZX4/ US06739JZX44
Valero Energy Corporation	$19.39	PS-68	VLO	$12,000,000	***	10.00%	75.0%	97.50%	$11,700,000	2.50%	$300,000	E-3779	06739JZY2/ US06739JZY27
Wells Fargo & Company	$28.39	PS-70	WFC	$13,500,000		10.00%	70.0%	97.50%	$13,162,500	2.50%	$337,500	E-3780	06739JZZ9/ US06739JZZ91
Yahoo! Inc.	$16.69	PS-72	YHOO	$2,000,000		8.25%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-3781	06739JN33 / US06739JN332

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 2.50% of the principal amount of the notes, or $25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $12,000,000 includes an issuance of $10,000,000 aggregate principal amount of the Notes on January 11, 2010. The original $2,000,000 aggregate principal amount of the Notes was issued on October 30, 2009. The Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

The Company is global, operating in 35 countries. North America is the largest market with 54% of the Company’s revenues. Europe is also a significant market with 26% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
October 27, 2009*	$15.10	$12.51	$12.81

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $12.81

Protection level: 65.00%

Protection price: $8.33

Physical delivery amount: 78 ($1,000/Initial price)

Fractional shares: 0.064012

Coupon: 10.00% per annum

Maturity: October 29, 2010

Dividend yield: 3.12% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		103.12%
+ 90%	10.00%		93.12%
+ 80%	10.00%		83.12%
+ 70%	10.00%		73.12%
+ 60%	10.00%		63.12%
+ 50%	10.00%		53.12%
+ 40%	10.00%		43.12%
+ 30%	10.00%		33.12%
+ 20%	10.00%		23.12%
+ 10%	10.00%		13.12%
+ 5%	10.00%		8.12%

0%	10.00%		3.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-1.88%
- 10%	10.00%	0.00%	-6.88%
- 20%	10.00%	-10.00%	-16.88%
- 30%	10.00%	-20.00%	-26.88%
- 40%	N/A	-30.00%	-36.88%
- 50%	N/A	-40.00%	-46.88%
- 60%	N/A	-50.00%	-56.88%
- 70%	N/A	-60.00%	-66.88%
- 80%	N/A	-70.00%	-76.88%
- 90%	N/A	-80.00%	-86.88%
- 100%	N/A	-90.00%	-96.88%

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers.

At the end of fiscal 2008, the Company had opened a total of 247 retail stores, including 205 stores in the U.S. and a total of 42 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 15, 2009*	$208.70	$180.76	$194.25

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $197.37

Protection level: 80.00%

Protection price: $157.90

Physical delivery amount: 5 ($1,000/Initial price)

Fractional shares: 0.066626

Coupon: 8.25% per annum

Maturity: October 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.00%
+ 90%	8.25%		90.00%
+ 80%	8.25%		80.00%
+ 70%	8.25%		70.00%
+ 60%	8.25%		60.00%
+ 50%	8.25%		50.00%
+ 40%	8.25%		40.00%
+ 30%	8.25%		30.00%
+ 20%	8.25%		20.00%
+ 10%	8.25%		10.00%
+ 5%	8.25%		5.00%

0%	8.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-5.00%
- 10%	8.25%	-1.75%	-10.00%
- 20%	8.25%	-11.75%	-20.00%
- 30%	N/A	-21.75%	-30.00%
- 40%	N/A	-31.75%	-40.00%
- 50%	N/A	-41.75%	-50.00%
- 60%	N/A	-51.75%	-60.00%
- 70%	N/A	-61.75%	-70.00%
- 80%	N/A	-71.75%	-80.00%
- 90%	N/A	-81.75%	-90.00%
- 100%	N/A	-91.75%	-100.00%

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2009 project and development expenses to increase from 2008.

In 2006, Barrick completed the acquisition of Placer Dome, which included twelve mines and four projects. In connection with the acquisition of Placer Dome, Barrick completed the sale to Goldcorp Inc. of all of Placer Dome’s Canadian properties and operations, including all historic mining, reclamation and exploration properties, Placer Dome’s interest in the La Coipa mine in Chile, and a 40% interest in the Pueblo Viejo project. Barrick sold its interest in the South Deep mine, acquired in connection with the Placer Dome acquisition, in late 2006. In 2007, Barrick expanded its projects through the acquisition of a 51% interest in the Cerro Casale copper-gold deposit in Chile, and a package of exploration licenses in Papua New Guinea from Highlands Pacific. Barrick increased its interest in the Porgera mine from 75% to 95%. In 2008, Barrick increased its ownership in the Cortez property from 60% to 100%. In 2008, Barrick acquired all of the issued and outstanding shares of Cadence Energy Inc. including the oil and gas assets at Sturgeon Lake, Alberta from Daylight Resources Trust. The Cadence Energy Inc. and Daylight Resources Trust acquisitions together comprise Barrick Energy Inc. (formerly Cadence Energy Inc.) (“Barrick Energy”). In January 2009, Barrick entered into an agreement to acquire an additional 50% interest in the Hemlo property from Teck Cominco Limited in order to consolidate Barrick’s 100% ownership of the Hemlo property.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 28, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
September 30, 2008	$52.47	$26.03	$36.74
December 31, 2008	$39.23	$17.95	$36.77
March 31, 2009	$40.90	$25.54	$32.42
June 30, 2009	$38.96	$27.09	$33.55
September 30, 2009	$41.98	$30.67	$37.90
October 27, 2009*	$40.39	$35.71	$36.09

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $36.09

Protection level: 75.00%

Protection price: $27.07

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.708507

Coupon: 10.75% per annum

Maturity: October 29, 2010

Dividend yield: 1.11% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		101.11%
+ 90%	10.75%		91.11%
+ 80%	10.75%		81.11%
+ 70%	10.75%		71.11%
+ 60%	10.75%		61.11%
+ 50%	10.75%		51.11%
+ 40%	10.75%		41.11%
+ 30%	10.75%		31.11%
+ 20%	10.75%		21.11%
+ 10%	10.75%		11.11%
+ 5%	10.75%		6.11%

0%	10.75%		1.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-3.89%
- 10%	10.75%	0.75%	-8.89%
- 20%	10.75%	-9.25%	-18.89%
- 30%	N/A	-19.25%	-28.89%
- 40%	N/A	-29.25%	-38.89%
- 50%	N/A	-39.25%	-48.89%
- 60%	N/A	-49.25%	-58.89%
- 70%	N/A	-59.25%	-68.89%
- 80%	N/A	-69.25%	-78.89%
- 90%	N/A	-79.25%	-88.89%
- 100%	N/A	-89.25%	-98.89%

Aflac Incorporated

According to publicly available information, Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan. It also offers accident/disability plans, cancer expense plans, short-term disability plans, sickness and hospital indemnity plans, hospital intensive care plans, fixed-benefit dental plans, vision care plans, long-term care plans, and life insurance products in the United States. Aflac Incorporated sells its products through sales associates, independent corporate/individual agencies, and affiliated corporate agencies. The company was founded in 1955 and is headquartered in Columbus, Georgia.

The linked share’s SEC file number is 1-07434.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$36.90	$32.13	$36.18
March 31, 2004	$41.49	$34.62	$40.14
June 30, 2004	$42.60	$38.73	$40.81
September 30, 2004	$41.97	$37.50	$39.21
December 31, 2004	$40.74	$33.90	$39.84
March 31, 2005	$40.42	$36.90	$37.26
June 30, 2005	$44.14	$35.50	$43.28
September 30, 2005	$46.33	$42.72	$45.30
December 30, 2005	$49.64	$44.39	$46.42
March 31, 2006	$49.40	$44.72	$45.13
June 30, 2006	$49.29	$44.40	$46.35
September 29, 2006	$46.85	$41.63	$45.76
December 29, 2006	$46.20	$42.50	$46.00
March 30, 2007	$49.37	$45.18	$47.06
June 29, 2007	$53.95	$47.00	$51.40
September 28, 2007	$57.44	$50.19	$57.04
December 31, 2007	$63.91	$56.24	$62.63
March 31, 2008	$66.55	$57.57	$64.95
June 30, 2008	$68.80	$62.52	$62.80
September 30, 2008	$65.99	$51.25	$58.75
December 31, 2008	$60.73	$29.69	$45.84
March 31, 2009	$46.94	$10.83	$19.36
June 30, 2009	$37.72	$17.26	$31.09
September 30, 2009	$44.07	$28.17	$42.74
October 27, 2009*	$46.61	$39.82	$42.31

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AFL

Initial price: $42.31

Protection level: 70.00%

Protection price: $29.62

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.635074

Coupon: 10.00% per annum

Maturity: October 29, 2010

Dividend yield: 2.55% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		102.55%
+ 90%	10.00%		92.55%
+ 80%	10.00%		82.55%
+ 70%	10.00%		72.55%
+ 60%	10.00%		62.55%
+ 50%	10.00%		52.55%
+ 40%	10.00%		42.55%
+ 30%	10.00%		32.55%
+ 20%	10.00%		22.55%
+ 10%	10.00%		12.55%
+ 5%	10.00%		7.55%

0%	10.00%		2.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-2.45%
- 10%	10.00%	0.00%	-7.45%
- 20%	10.00%	-10.00%	-17.45%
- 30%	10.00%	-20.00%	-27.45%
- 40%	N/A	-30.00%	-37.45%
- 50%	N/A	-40.00%	-47.45%
- 60%	N/A	-50.00%	-57.45%
- 70%	N/A	-60.00%	-67.45%
- 80%	N/A	-70.00%	-77.45%
- 90%	N/A	-80.00%	-87.45%
- 100%	N/A	-90.00%	-97.45%

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 30, 2008	$91.75	$61.33	$72.76
December 31, 2008	$71.95	$34.68	$51.28
March 31, 2009	$75.61	$47.64	$73.44
June 30, 2009	$88.56	$71.71	$83.66
September 30, 2009	$94.50	$75.41	$93.36
October 27, 2009*	$125.68	$88.27	$122.07

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $122.07

Protection level: 75.00%

Protection price: $91.55

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.192021

Coupon: 9.50% per annum

Maturity: October 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.500%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	N/A	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
October 27, 2009*	$37.16	$31.69	$35.95

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $35.95

Protection level: 75.00%

Protection price: $26.96

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.816412

Coupon: 11.00% per annum

Maturity: October 29, 2010

Dividend yield: 2.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		102.00%
+ 90%	11.00%		92.00%
+ 80%	11.00%		82.00%
+ 70%	11.00%		72.00%
+ 60%	11.00%		62.00%
+ 50%	11.00%		52.00%
+ 40%	11.00%		42.00%
+ 30%	11.00%		32.00%
+ 20%	11.00%		22.00%
+ 10%	11.00%		12.00%
+ 5%	11.00%		7.00%

0%	11.00%		2.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-3.00%
- 10%	11.00%	1.00%	-8.00%
- 20%	11.00%	-9.00%	-18.00%
- 30%	N/A	-19.00%	-28.00%
- 40%	N/A	-29.00%	-38.00%
- 50%	N/A	-39.00%	-48.00%
- 60%	N/A	-49.00%	-58.00%
- 70%	N/A	-59.00%	-68.00%
- 80%	N/A	-69.00%	-78.00%
- 90%	N/A	-79.00%	-88.00%
- 100%	N/A	-89.00%	-98.00%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,700 ATMs and more than 24 million active on-line users.

On January 1, 2009, the Corporation completed the acquisition of Merrill Lynch & Co., Inc., with more than 18,000 financial advisors and more than $1.8 trillion in client assets.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
November 30, 2009*	$18.64	$14.12	$15.85

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $15.45

Protection level: 70.00%

Protection price: $10.82

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.724919

Coupon: 11.00% per annum

Maturity: October 29, 2010

Dividend yield: 2.27% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		102.27%
+ 90%	11.00%		92.27%
+ 80%	11.00%		82.27%
+ 70%	11.00%		72.27%
+ 60%	11.00%		62.27%
+ 50%	11.00%		52.27%
+ 40%	11.00%		42.27%
+ 30%	11.00%		32.27%
+ 20%	11.00%		22.27%
+ 10%	11.00%		12.27%
+ 5%	11.00%		7.27%

0%	11.00%		2.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-2.73%
- 10%	11.00%	1.00%	-7.73%
- 20%	11.00%	-9.00%	-17.73%
- 30%	11.00%	-19.00%	-27.73%
- 40%	N/A	-29.00%	-37.73%
- 50%	N/A	-39.00%	-47.73%
- 60%	N/A	-49.00%	-57.73%
- 70%	N/A	-59.00%	-67.73%
- 80%	N/A	-69.00%	-77.73%
- 90%	N/A	-79.00%	-87.73%
- 100%	N/A	-89.00%	-97.73%

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all states, districts and territories of the United States and includes store, call center and online operations, including Best Buy, Best Buy Mobile, Geek Squad, Magnolia Audio Video, Pacific Sales Kitchen and Bath Centers (“Pacific Sales”) and Speakeasy. The International segment is comprised of all Canada store, call center and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store, call center and online operations, including Best Buy, Geek Squad and Jiangsu Five Star Appliance Co.

The linked share’s SEC file number is 1-9595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$41.73	$31.47	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 28, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
March 31, 2008	$52.98	$38.76	$41.46
June 30, 2008	$48.03	$39.42	$39.60
September 30, 2008	$48.75	$35.65	$37.50
December 31, 2008	$37.59	$16.42	$28.11
March 31, 2009	$39.25	$23.97	$37.96
June 30, 2009	$42.06	$32.70	$33.49
September 30, 2009	$41.48	$31.25	$37.52
October 27, 2009*	$41.28	$36.30	$39.87

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $39.87

Protection level: 75.00%

Protection price: $29.90

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.081515

Coupon: 9.25% per annum

Maturity: October 29, 2010

Dividend yield: 1.40% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.40%
+ 90%	9.25%		91.40%
+ 80%	9.25%		81.40%
+ 70%	9.25%		71.40%
+ 60%	9.25%		61.40%
+ 50%	9.25%		51.40%
+ 40%	9.25%		41.40%
+ 30%	9.25%		31.40%
+ 20%	9.25%		21.40%
+ 10%	9.25%		11.40%
+ 5%	9.25%		6.40%

0%	9.25%		1.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.250%	4.25%	- 3.60%
- 10%	9.25%	-0.75%	- 8.60%
- 20%	9.25%	-10.75%	-18.60%
- 30%	N/A	-20.75%	-28.60%
- 40%	N/A	-30.75%	-38.60%
- 50%	N/A	-40.75%	-48.60%
- 60%	N/A	-50.75%	-58.60%
- 70%	N/A	-60.75%	-68.60%
- 80%	N/A	-70.75%	-78.60%
- 90%	N/A	-80.75%	-88.60%
- 100%	N/A	-90.75%	-98.60%

Baker Hughes Incorporated

According to publicly available information, Baker Hughes Incorporated (the “Company”) is a Delaware corporation engaged in the oilfield services industry. The Company is a major supplier of wellbore related products and technology services, including products and services for drilling, formation evaluation, completion and production and reservoir technology and consulting to the worldwide oil and natural gas industry.

The Company was formed in April 1987 in connection with the combination of Baker International Corporation and Hughes Tool Company. It acquired Western Atlas Inc. in a merger completed on August 10, 1998. It is a provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and natural gas industry.

The linked share’s SEC file number is 001-09397.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$33.08	$26.90	$32.16
March 31, 2004	$38.77	$31.56	$36.48
June 30, 2004	$38.87	$33.45	$37.65
September 30, 2004	$44.27	$37.12	$43.72
December 31, 2004	$45.30	$39.80	$42.67
March 31, 2005	$48.36	$40.74	$44.49
June 30, 2005	$52.10	$41.81	$51.16
September 30, 2005	$61.90	$50.80	$59.68
December 30, 2005	$63.13	$50.37	$60.78
March 31, 2006	$78.33	$61.15	$68.40
June 30, 2006	$89.30	$66.64	$81.85
September 29, 2006	$83.95	$61.09	$68.20
December 29, 2006	$78.85	$64.92	$74.66
March 30, 2007	$73.81	$62.26	$66.13
June 29, 2007	$89.95	$65.69	$84.13
September 28, 2007	$92.10	$73.65	$90.37
December 31, 2007	$100.29	$76.40	$81.10
March 31, 2008	$82.13	$62.65	$68.50
June 30, 2008	$90.76	$67.48	$87.34
September 30, 2008	$90.45	$56.53	$60.54
December 31, 2008	$58.94	$24.40	$32.07
March 31, 2009	$38.95	$25.69	$28.55
June 30, 2009	$43.00	$27.38	$36.44
September 30, 2009	$44.61	$33.12	$42.66
November 13, 2009*	$48.18	$40.19	$41.45

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BHI

Initial price: $44.08

Protection level: 75.00%

Protection price: $33.06

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.686025

Coupon: 9.75% per annum

Maturity: October 29, 2010

Dividend yield: 1.36% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.75%		101.36%
+ 90%	9.75%		91.36%
+ 80%	9.75%		81.36%
+ 70%	9.75%		71.36%
+ 60%	9.75%		61.36%
+ 50%	9.75%		51.36%
+ 40%	9.75%		41.36%
+ 30%	9.75%		31.36%
+ 20%	9.75%		21.36%
+ 10%	9.75%		11.36%
+ 5%	9.75%		6.36%

0%	9.75%		1.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.750%	4.75%	-3.64%
- 10%	9.75%	-0.25%	-8.64%
- 20%	9.75%	-10.25%	-18.64%
- 30%	N/A	-20.25%	-28.64%
- 40%	N/A	-30.25%	-38.64%
- 50%	N/A	-40.25%	-48.64%
- 60%	N/A	-50.25%	-58.64%
- 70%	N/A	-60.25%	-68.64%
- 80%	N/A	-70.25%	-78.64%
- 90%	N/A	-80.25%	-88.64%
- 100%	N/A	-90.25%	-98.64%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2008, it sold 255.5 million tons of coal. During this period, the Company sold coal to over 329 electricity generating and industrial plants in 21 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2008, the Company had 9.2 billion tons of proven and probable coal reserves. The Company owns majority interests in 30 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 200.4 million tons from its 20 U.S. mining operations and 23.9 million tons from its 11 Australia operations in 2008. The Company also shipped 85% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2008 and the remaining 15% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
October 27, 2009*	$46.57	$34.54	$42.18

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $42.18

Protection level: 70.00%

Protection price: $29.53

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.707918

Coupon: 11.50% per annum

Maturity: October 29, 2010

Dividend yield: 0.57% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.50%		100.57%
+ 90%	11.50%		90.57%
+ 80%	11.50%		80.57%
+ 70%	11.50%		70.57%
+ 60%	11.50%		60.57%
+ 50%	11.50%		50.57%
+ 40%	11.50%		40.57%
+ 30%	11.50%		30.57%
+ 20%	11.50%		20.57%
+ 10%	11.50%		10.57%
+ 5%	11.50%		5.57%

0%	11.50%		0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-4.43%
- 10%	11.50%	1.50%	-9.43%
- 20%	11.50%	-8.50%	-19.43%
- 30%	11.50%	-18.50%	-29.43%
- 40%	N/A	-28.50%	-39.43%
- 50%	N/A	-38.50%	-49.43%
- 60%	N/A	-48.50%	-59.43%
- 70%	N/A	-58.50%	-69.43%
- 80%	N/A	-68.50%	-79.43%
- 90%	N/A	-78.50%	-89.43%
- 100%	N/A	-88.50%	-99.43%

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2008, the Company reported revenues of $2.255 billion, net loss of 1.534 billion and diluted loss per share of $3.46. In March 2008, the Company acquired Pharmion, a global biopharmaceutical company that acquired, developed and commercialized innovative products for the treatment of hematology and oncology patients.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 28, 2007	$72.23	$56.56	$71.31
December 31, 2007	$75.44	$41.26	$46.21
March 31, 2008	$62.18	$46.07	$61.29
June 30, 2008	$65.89	$56.88	$63.87
September 30, 2008	$77.39	$56.00	$63.28
December 31, 2008	$66.50	$45.46	$55.28
March 31, 2009	$56.59	$39.32	$44.40
June 30, 2009	$48.76	$36.90	$47.84
September 30, 2009	$58.31	$45.27	$55.90
October 27, 2009*	$57.45	$51.35	$51.79

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $51.79

Protection level: 75.00%

Protection price: $38.84

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.308747

Coupon: 8.25% per annum

Maturity: October 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	8.25%		100.00%
+ 90%	8.25%		90.00%
+ 80%	8.25%		80.00%
+ 70%	8.25%		70.00%
+ 60%	8.25%		60.00%
+ 50%	8.25%		50.00%
+ 40%	8.25%		40.00%
+ 30%	8.25%		30.00%
+ 20%	8.25%		20.00%
+ 10%	8.25%		10.00%
+ 5%	8.25%		5.00%

0%	8.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-5.00%
- 10%	8.25%	-1.75%	-10.00%
- 20%	8.25%	-11.75%	-20.00%
- 30%	N/A	-21.75%	-30.00%
- 40%	N/A	-31.75%	-40.00%
- 50%	N/A	-41.75%	-50.00%
- 60%	N/A	-51.75%	-60.00%
- 70%	N/A	-61.75%	-70.00%
- 80%	N/A	-71.75%	-80.00%
- 90%	N/A	-81.75%	-90.00%
- 100%	N/A	-91.75%	-100.00%

Comcast Corporation

According to publicly available information, Comcast Corporation (the “Company”) is one of the largest cable operators in the United States and offers a variety of consumer entertainment and communication products and services. The Company provides cable services, offering a variety of entertainment, information and communications services to residential and commercial customers. As of December 31, 2008, the Company’s cable systems served approximately 24.2 million video customers, 14.9 million high-speed Internet customers and 6.5 million phone customers and passed over 50.6 million homes in 39 states and the District of Columbia. The Company reports the results of these operations as their Cable segment, which generates approximately 95% of the consolidated revenue. The Company was incorporated under the laws of Pennsylvania in December 2001 and the principal executive offices are located at One Comcast Center, Philadelphia, PA 19103-2838. Through the Company’s predecessors (including its immediate predecessor, Comcast Holdings), it has developed, managed and operated cable systems since 1963.

The Company classifies its operations in two reportable segments: Cable and Programming. The Company’s Cable segment, which generates approximately 95% of its consolidated revenues, manages and operates its cable systems, including video, high-speed Internet and phone services, as well as the Company’s regional sports and news networks.

The Company’s Programming segment consists of its six consolidated national programming networks: E!, Style, The Golf Channel, VERSUS (formerly known as OLN) and G4.

The linked share’s SEC file number is: 001-32871.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$22.75	$20.28	$21.91
March 31, 2004	$24.33	$18.51	$19.16
June 30, 2004	$21.10	$17.82	$18.69
September 30, 2004	$19.28	$17.50	$18.83
December 31, 2004	$22.22	$18.44	$22.19
March 31, 2005	$23.00	$20.69	$22.52
June 30, 2005	$22.69	$20.37	$20.47
September 30, 2005	$21.54	$19.09	$19.59
December 30, 2005	$19.56	$17.20	$17.31
March 31, 2006	$18.97	$16.90	$17.44
June 30, 2006	$22.37	$17.47	$21.83
September 29, 2006	$24.77	$20.67	$24.57
December 29, 2006	$28.94	$24.17	$28.22
March 30, 2007	$30.18	$24.73	$25.95
June 29, 2007	$28.84	$25.60	$28.12
September 28, 2007	$29.41	$23.08	$24.18
December 31, 2007	$24.39	$17.37	$18.26
March 31, 2008	$20.69	$16.11	$19.34
June 30, 2008	$22.86	$18.48	$18.97
September 30, 2008	$22.54	$17.88	$19.63
December 31, 2008	$19.61	$12.50	$16.88
March 31, 2009	$18.10	$11.10	$13.64
June 30, 2009	$17.06	$13.18	$14.49
September 30, 2009	$17.68	$13.04	$16.89
October 27, 2009*	$16.37	$14.62	$14.71

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMCSA

Initial price: $14.71

Protection level: 75.00%

Protection price: $11.03

Physical delivery amount: 67 ($1,000/Initial price)

Fractional shares: 0.980965

Coupon: 9.50% per annum

Maturity: October 29, 2010

Dividend yield: 1.80% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.80%
+ 90%	9.50%		91.80%
+ 80%	9.50%		81.80%
+ 70%	9.50%		71.80%
+ 60%	9.50%		61.80%
+ 50%	9.50%		51.80%
+ 40%	9.50%		41.80%
+ 30%	9.50%		31.80%
+ 20%	9.50%		21.80%
+ 10%	9.50%		11.80%
+ 5%	9.50%		6.80%

0%	9.50%		1.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	- 3.20%
- 10%	9.50%	- 0.50%	- 8.20%
- 20%	9.50%	-10.50%	-18.20%
- 30%	N/A	-20.50%	-28.20%
- 40%	N/A	-30.50%	-38.20%
- 50%	N/A	-40.50%	-48.20%
- 60%	N/A	-50.50%	-58.20%
- 70%	N/A	-60.50%	-68.20%
- 80%	N/A	-70.50%	-78.20%
- 90%	N/A	-80.50%	-88.20%
- 100%	N/A	-90.50%	-98.20%

CSX Corporation

According to publicly available information, CSX Corporation (the “Company”) is one of the nation’s leading transportation companies. Based in Jacksonville, Florida, Surface Transportation, which includes the Company’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

The Company’s principal operating company, CSX Transportation Inc., provides a crucial link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves every major population center in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. It serves 70 ocean, river and lake ports along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. CSXT also serves thousands of production and distribution facilities through track connections to more than 230 short-line and regional railroads.

Together, the rail and intermodal segments generated $11.3 billion of revenue during 2008 and served four primary lines of business: 1) The merchandise business is the most diverse market with nearly 2.5 million carloads per year of aggregates, which include crushed stone, sand and gravel, metal, phosphate, fertilizer, food, consumer, agricultural, paper and chemical products. The merchandise business generated approximately 49% of the Company’s revenue in 2008 and 37% of volume. 2) Coal, which delivered approximately 1.9 million carloads of coal, coke and iron ore to electricity generating power plants, ocean, river and lake piers and terminals, steel makers and industrial plants, accounted for approximately 29% of the Company’s revenue in 2008 and 28% of volume. The Company transports almost one-third of every ton of coal used for generating electricity in the areas it serves. 3) Automotive, which delivers finished vehicles and auto parts, generated approximately 7% of the Company’s revenue and 5% of the Company’s volume in 2008. The Company delivers approximately 30% of North America’s light vehicles, serving both traditional manufacturers and the increasing number of global manufacturers. 4)Intermodal offers a competitive cost advantage over long-haul trucking by combining the economics of rail transportation with the short-haul flexibility of trucks. Through its network of more than 50 terminals, Intermodal serves all major markets east of the Mississippi River and transports mainly manufactured consumer goods in containers, providing customers with truck-like service for longer shipments. For 2008, Intermodal accounted for approximately 13% of the Company’s total revenue and 30% of volume.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$18.15	$14.54	$17.97
March 31, 2004	$18.13	$14.40	$15.15
June 30, 2004	$16.61	$14.64	$16.39
September 30, 2004	$17.14	$14.98	$16.60
December 31, 2004	$20.23	$16.55	$20.04
March 31, 2005	$21.76	$18.45	$20.83
June 30, 2005	$22.05	$19.01	$21.33
September 30, 2005	$23.45	$21.24	$23.24
December 30, 2005	$25.80	$21.35	$25.39
March 31, 2006	$30.20	$24.29	$29.90
June 30, 2006	$37.33	$30.06	$35.22
September 29, 2006	$35.58	$28.60	$32.83
December 29, 2006	$38.28	$32.51	$34.43
March 30, 2007	$42.53	$33.50	$40.05
June 29, 2007	$47.38	$39.36	$45.08
September 28, 2007	$51.88	$38.09	$42.73
December 31, 2007	$46.49	$40.17	$43.98
March 31, 2008	$58.10	$39.87	$56.07
June 30, 2008	$70.69	$55.04	$62.81
September 30, 2008	$69.48	$50.51	$54.57
December 31, 2008	$54.57	$30.01	$32.47
March 31, 2009	$36.82	$20.71	$25.85
June 30, 2009	$36.57	$25.09	$34.63
September 30, 2009	$48.85	$30.26	$41.86
October 27, 2009*	$47.25	$40.67	$42.56

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSX

Initial price: $42.56

Protection level: 75.00%

Protection price: $31.92

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.496241

Coupon: 10.50% per annum

Maturity: October 29, 2010

Dividend yield: 2.07% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		102.07%
+ 90%	10.50%		92.07%
+ 80%	10.50%		82.07%
+ 70%	10.50%		72.07%
+ 60%	10.50%		62.07%
+ 50%	10.50%		52.07%
+ 40%	10.50%		42.07%
+ 30%	10.50%		32.07%
+ 20%	10.50%		22.07%
+ 10%	10.50%		12.07%
+ 5%	10.50%		7.07%

0%	10.50%		2.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-2.93%
- 10%	10.50%	0.50%	-7.93%
- 20%	10.50%	-9.50%	-17.93%
- 30%	N/A	-19.50%	-27.93%
- 40%	N/A	-29.50%	-37.93%
- 50%	N/A	-39.50%	-47.93%
- 60%	N/A	-49.50%	-57.93%
- 70%	N/A	-59.50%	-67.93%
- 80%	N/A	-69.50%	-77.93%
- 90%	N/A	-79.50%	-87.93%
- 100%	N/A	-89.50%	-97.93%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding, nutrient management and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment and supplies. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses — including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape and nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting — including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
September 30, 2009	$47.03	$34.91	$42.92
October 27, 2009*	$49.87	$40.29	$46.92

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $46.92

Protection level: 75.00%

Protection price: $35.19

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.312873

Coupon: 10.25% per annum

Maturity: October 29, 2010

Dividend yield: 2.39% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		102.39%
+ 90%	10.25%		92.39%
+ 80%	10.25%		82.39%
+ 70%	10.25%		72.39%
+ 60%	10.25%		62.39%
+ 50%	10.25%		52.39%
+ 40%	10.25%		42.39%
+ 30%	10.25%		32.39%
+ 20%	10.25%		22.39%
+ 10%	10.25%		12.39%
+ 5%	10.25%		7.39%

0%	10.25%		2.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-2.61%
- 10%	10.25%	0.25%	-7.61%
- 20%	10.25%	-9.75%	-17.61%
- 30%	N/A	-19.75%	-27.61%
- 40%	N/A	-29.75%	-37.61%
- 50%	N/A	-39.75%	-47.61%
- 60%	N/A	-49.75%	-57.61%
- 70%	N/A	-59.75%	-67.61%
- 80%	N/A	-69.75%	-77.61%
- 90%	N/A	-79.75%	-87.61%
- 100%	N/A	-89.75%	-97.61%

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company sells its products and services directly to customers through sales representatives, telephone-based sales, and online at www.dell.com. The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$37.18	$32.30	$33.96
March 31, 2004	$36.16	$31.14	$33.62
June 30, 2004	$36.75	$33.54	$35.82
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
March 31, 2009	$11.42	$7.84	$9.48
June 30, 2009	$13.96	$9.22	$13.73
September 30, 2009	$17.23	$11.84	$15.26
October 27, 2009*	$16.20	$14.80	$15.29

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $15.29

Protection level: 75.00%

Protection price: $11.47

Physical delivery amount: 65 ($1,000/Initial price)

Fractional shares: 0.402224

Coupon: 9.00% per annum

Maturity: October 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and natural gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 28, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
June 30, 2008	$127.16	$101.31	$120.16
September 30, 2008	$127.10	$82.13	$91.20
December 31, 2008	$90.85	$54.43	$65.71
March 31, 2009	$73.01	$38.55	$44.69
June 30, 2009	$67.40	$43.35	$54.50
September 30, 2009	$72.91	$48.75	$67.33
October 27, 2009*	$73.12	$62.60	$67.74

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $67.74

Protection level: 75.00%

Protection price: $50.81

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.762327

Coupon: 9.00% per annum

Maturity: October 29, 2010

Dividend yield: 0.94% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.94%
+ 90%	9.00%		90.94%
+ 80%	9.00%		80.94%
+ 70%	9.00%		70.94%
+ 60%	9.00%		60.94%
+ 50%	9.00%		50.94%
+ 40%	9.00%		40.94%
+ 30%	9.00%		30.94%
+ 20%	9.00%		20.94%
+ 10%	9.00%		10.94%
+ 5%	9.00%		5.94%

0%	9.00%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.06%
- 10%	9.00%	-1.00%	-9.06%
- 20%	9.00%	-11.00%	-19.06%
- 30%	N/A	-21.00%	-29.06%
- 40%	N/A	-31.00%	-39.06%
- 50%	N/A	-41.00%	-49.06%
- 60%	N/A	-51.00%	-59.06%
- 70%	N/A	-61.00%	-69.06%
- 80%	N/A	-71.00%	-79.06%
- 90%	N/A	-81.00%	-89.06%
- 100%	N/A	-91.00%	-99.06%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. As of December 31, 2008, consolidated recoverable proven and probable reserves totaled 102.0 billion pounds of copper, 40.0 million ounces of gold, 2.48 billion pounds of molybdenum, 266.6 million ounces of silver and 0.7 billion pounds of cobalt. Approximately 35 percent of there copper reserves were in Indonesia, approximately 31 percent were in South America, approximately 28 percent were in North America and approximately six percent were in Africa. Approximately 96 percent of there gold reserves were in Indonesia, with our remaining gold reserves located in South America.

The linked share’s SEC file number is 1-11307-01.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.12	$29.51	$37.96
March 31, 2004	$40.46	$31.63	$35.22
June 30, 2004	$35.91	$25.16	$29.87
September 30, 2004	$37.96	$28.42	$36.49
December 31, 2004	$38.34	$30.62	$34.68
March 31, 2005	$39.82	$31.86	$36.37
June 30, 2005	$37.02	$28.94	$34.38
September 30, 2005	$45.95	$34.09	$45.13
December 30, 2005	$52.34	$40.68	$50.43
March 31, 2006	$60.92	$44.16	$56.59
June 30, 2006	$68.36	$41.46	$53.30
September 29, 2006	$59.92	$45.77	$51.96
December 29, 2006	$62.14	$46.44	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
September 30, 2009	$73.43	$43.19	$68.61
October 27, 2009*	$84.28	$63.01	$77.45

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $77.45

Protection level: 70.00%

Protection price: $54.22

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.911556

Coupon: 11.25% per annum

Maturity: October 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.25%		100.00%
+ 90%	11.25%		90.00%
+ 80%	11.25%		80.00%
+ 70%	11.25%		70.00%
+ 60%	11.25%		60.00%
+ 50%	11.25%		50.00%
+ 40%	11.25%		40.00%
+ 30%	11.25%		30.00%
+ 20%	11.25%		20.00%
+ 10%	11.25%		10.00%
+ 5%	11.25%		5.00%

0%	11.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.25%	6.25%	-5.00%
- 10%	11.25%	1.25%	-10.00%
- 20%	11.25%	-8.75%	-20.00%
- 30%	11.25%	-18.75%	-30.00%
- 40%	N/A	-28.75%	-40.00%
- 50%	N/A	-38.75%	-50.00%
- 60%	N/A	-48.75%	-60.00%
- 70%	N/A	-58.75%	-70.00%
- 80%	N/A	-68.75%	-80.00%
- 90%	N/A	-78.75%	-90.00%
- 100%	N/A	-88.75%	-100.00%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in five reportable business segments: Display Technologies, Telecommunications, Environmental Technologies, Specialty Materials and Life Sciences. The Company manufactures and processes products at more than 51 plants in 15 countries. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products. The Display Technologies segment represented 46%, the Telecommunications segment represented 30%, the Environmental Technologies segment represented 12% and the Specialty Materials segment represented approximately 6% of the Company’s sales for 2008.

The linked share’s SEC file number is 01-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
September 30, 2008	$23.05	$14.47	$15.64
December 31, 2008	$15.64	$7.36	$9.53
March 31, 2009	$14.44	$8.97	$13.27
June 30, 2009	$16.54	$13.20	$16.06
September 30, 2009	$17.13	$13.98	$15.31
October 27, 2009*	$15.99	$14.40	$15.10

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $15.10

Protection level: 75.00%

Protection price: $11.33

Physical delivery amount: 66 ($1,000/Initial price)

Fractional shares: 0.225166

Coupon: 9.50% per annum

Maturity: October 29, 2010

Dividend yield: 1.32% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.32%
+ 90%	9.50%		91.32%
+ 80%	9.50%		81.32%
+ 70%	9.50%		71.32%
+ 60%	9.50%		61.32%
+ 50%	9.50%		51.32%
+ 40%	9.50%		41.32%
+ 30%	9.50%		31.32%
+ 20%	9.50%		21.32%
+ 10%	9.50%		11.32%
+ 5%	9.50%		6.32%
0%	9.50%		1.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.68%
- 10%	9.50%	-0.50%	-8.68%
- 20%	9.50%	-10.50%	-18.68%
- 30%	N/A	-20.50%	-28.68%
- 40%	N/A	-30.50%	-38.68%
- 50%	N/A	-40.50%	-48.68%
- 60%	N/A	-50.50%	-58.68%
- 70%	N/A	-60.50%	-68.68%
- 80%	N/A	-70.50%	-78.68%
- 90%	N/A	-80.50%	-88.68%
- 100%	N/A	-90.50%	-98.68%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
October 27, 2009*	$31.95	$25.50	$30.04

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $30.04

Protection level: 75.00%

Protection price: $22.53

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.288948

Coupon: 9.00% per annum

Maturity: October 29, 2010

Dividend yield: 1.20% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.00%	101.20%
+ 90%		9.00%	91.20%
+ 80%		9.00%	81.20%
+ 70%		9.00%	71.20%
+ 60%		9.00%	61.20%
+ 50%		9.00%	51.20%
+ 40%		9.00%	41.20%
+ 30%		9.00%	31.20%
+ 20%		9.00%	21.20%
+ 10%		9.00%	11.20%
+ 5%		9.00%	6.20%
0%		9.00%	1.20%
		Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	- 3.80%
- 10%	9.00%	- 1.00%	- 8.80%
- 20%	9.00%	-11.00%	-18.80%
- 30%	N/A	-21.00%	-28.80%
- 40%	N/A	-31.00%	-38.80%
- 50%	N/A	-41.00%	-48.80%
- 60%	N/A	-51.00%	-58.80%
- 70%	N/A	-61.00%	-68.80%
- 80%	N/A	-71.00%	-78.80%
- 90%	N/A	-81.00%	-88.80%
- 100%	N/A	-91.00%	-98.80%

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.2 trillion in assets, $166.9 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
September 30, 2009	$46.50	$31.59	$43.82
October 27, 2009*	$47.47	$40.53	$43.90

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $43.90

Protection level: 75.00%

Protection price: $32.93

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.779043

Coupon: 9.00% per annum

Maturity: October 29, 2010

Dividend yield: 1.21% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.00%	101.21%
+ 90%	9.00%	91.21%
+ 80%	9.00%	81.21%
+ 70%	9.00%	71.21%
+ 60%	9.00%	61.21%
+ 50%	9.00%	51.21%
+ 40%	9.00%	41.21%
+ 30%	9.00%	31.21%
+ 20%	9.00%	21.21%
+ 10%	9.00%	11.21%
+ 5%	9.00%	6.21%
0%	9.00%	1.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.79%
- 10%	9.00%	-1.00%	-8.79%
- 20%	9.00%	-11.00%	-18.79%
- 30%	N/A	-21.00%	-28.79%
- 40%	N/A	-31.00%	-38.79%
- 50%	N/A	-41.00%	-48.79%
- 60%	N/A	-51.00%	-58.79%
- 70%	N/A	-61.00%	-68.79%
- 80%	N/A	-71.00%	-78.79%
- 90%	N/A	-81.00%	-88.79%
- 100%	N/A	-91.00%	-98.79%

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 1, 2008, the Company operated 1,638 stores in 50 states and 11 stores located in Canada, totalling 1,649 stores.

The linked share’s SEC file number is: 01-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$30.21	$26.00	$27.69
March 31, 2004	$29.32	$25.38	$28.06
June 30, 2004	$28.12	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 28, 2007	$32.53	$25.98	$28.02
December 31, 2007	$29.98	$21.76	$22.62
March 31, 2008	$26.87	$19.94	$22.94
June 30, 2008	$27.18	$20.52	$20.75
September 30, 2008	$28.48	$18.00	$23.69
December 31, 2008	$23.73	$15.76	$21.52
March 31, 2009	$23.14	$13.12	$18.25
June 30, 2009	$22.08	$17.65	$19.41
September 30, 2009	$24.09	$18.43	$20.94
October 27, 2009*	$21.99	$19.88	$19.93

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $19.93

Protection level: 75.00%

Protection price: $14.95

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.175615

Coupon: 9.00% per annum

Maturity: October 29, 2010

Dividend yield: 1.76% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		9.00%	101.76%
+ 90%		9.00%	91.76%
+ 80%		9.00%	81.76%
+ 70%		9.00%	71.76%
+ 60%		9.00%	61.76%
+ 50%		9.00%	51.76%
+ 40%		9.00%	41.76%
+ 30%		9.00%	31.76%
+ 20%		9.00%	21.76%
+ 10%		9.00%	11.76%
+ 5%		9.00%	6.76%
0%		9.00%	1.76%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.24%
- 10%	9.00%	-1.00%	-8.24%
- 20%	9.00%	-11.00%	-18.24%
- 30%	N/A	-21.00%	-28.24%
- 40%	N/A	-31.00%	-38.24%
- 50%	N/A	-41.00%	-48.24%
- 60%	N/A	-51.00%	-58.24%

- 70%	N/A	-61.00%	-68.24%
- 80%	N/A	-71.00%	-78.24%
- 90%	N/A	-81.00%	-88.24%
- 100%	N/A	-91.00%	-98.24%

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of four operating segments: 1) Exploration and Production– explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation– refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; 3) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas; and 4) Oil Sands Mining– mines, extracts and transports bitumen from oil sands deposits in Alberta, Canada, and upgrades the bitumen to produce and market synthetic crude oil and by-products At December 31, 2008, the Company’s net proved liquid hydrocarbon and natural gas reserves totaled 1,016 million boe. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States.

The linked share’s SEC file number is 01-05153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 28, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
March 31, 2008	$63.22	$43.30	$45.60
June 30, 2008	$55.75	$44.59	$51.87
September 30, 2008	$53.97	$36.57	$39.87
December 31, 2008	$39.47	$19.35	$27.36
March 31, 2009	$30.80	$20.19	$26.29
June 30, 2009	$33.62	$25.25	$30.13
September 30, 2009	$34.60	$27.48	$31.90
October 27, 2009*	$35.71	$30.39	$33.62

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $33.62

Protection level: 75.00%

Protection price: $25.22

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.744200

Coupon: 9.00% per annum

Maturity: October 29, 2010

Dividend yield: 2.86% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity 1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.00%	102.86%
+ 90%	9.00%	92.86%
+ 80%	9.00%	82.86%
+ 70%	9.00%	72.86%
+ 60%	9.00%	62.86%
+ 50%	9.00%	52.86%
+ 40%	9.00%	42.86%
+ 30%	9.00%	32.86%
+ 20%	9.00%	22.86%

+ 10%	9.00%		12.86%
+ 5%	9.00%		7.86%

0%	9.00%		2.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.14%
- 10%	9.00%	-1.00%	-7.14%
- 20%	9.00%	-11.00%	-17.14%
- 30%	N/A	-21.00%	-27.14%
- 40%	N/A	-31.00%	-37.14%
- 50%	N/A	-41.00%	-47.14%
- 60%	N/A	-51.00%	-57.14%
- 70%	N/A	-61.00%	-67.14%
- 80%	N/A	-71.00%	-77.14%
- 90%	N/A	-81.00%	-87.14%
- 100%	N/A	-91.00%	-97.14%

Newmont Mining Corporation

According to publicly available information, Newmont Mining Corporation (the “Company”) is primarily a gold producer with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Bolivia, New Zealand and Mexico. As of December 31, 2008, the Company had proven and probable gold reserves of 85 million equity ounces and an aggregate land position of approximately 38,840 square miles (100,600 square kilometers). The Company is also engaged in the production of copper, principally through its Batu Hijau operation in Indonesia. On January 27, 2009, the Company entered into a definitive sale and purchase agreement with AngloGold Ashanti Australia Limited to acquire its 33.33% interest in the Boddington project. The Company’s original predecessor corporation was incorporated in 1921 under the laws of Delaware. The Company’s corporate headquarters are in Denver, Colorado.

The linked share’s SEC file number is 01-31240.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$50.28	$37.35	$48.61
March 31, 2004	$50.20	$40.51	$46.63
June 30, 2004	$47.32	$34.83	$38.76
September 30, 2004	$45.75	$37.65	$45.53
December 31, 2004	$49.98	$43.10	$44.41
March 31, 2005	$46.63	$40.07	$42.25
June 30, 2005	$42.60	$34.90	$39.03
September 30, 2005	$48.18	$36.55	$47.17
December 30, 2005	$53.93	$42.08	$53.40
March 31, 2006	$62.70	$46.65	$51.89
June 30, 2006	$59.70	$47.34	$52.93
September 29, 2006	$56.48	$41.75	$42.75
December 29, 2006	$47.80	$39.85	$45.15
March 30, 2007	$48.33	$40.53	$41.99
June 29, 2007	$45.25	$38.09	$39.06
September 28, 2007	$48.42	$38.01	$44.73
December 31, 2007	$56.35	$44.25	$48.83
March 31, 2008	$57.55	$44.74	$45.30
June 30, 2008	$53.24	$42.36	$52.16
September 30, 2008	$53.76	$35.80	$38.76
December 31, 2008	$41.79	$21.18	$40.70
March 31, 2009	$47.30	$34.40	$44.76
June 30, 2009	$49.84	$37.55	$40.87
September 30, 2009	$48.00	$36.78	$44.02
October 27, 2009*	$48.20	$41.96	$43.28

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NEM

Initial price: $43.28

Protection level: 75.00%

Protection price: $32.46

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.105360

Coupon: 9.25% per annum

Maturity: October 29, 2010

Dividend yield: 0.92% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity 1-Year Total Return

Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.25%	100.92%
+ 90%	9.25%	90.92%
+ 80%	9.25%	80.92%
+ 70%	9.25%	70.92%
+ 60%	9.25%	60.92%
+ 50%	9.25%	50.92%
+ 40%	9.25%	40.92%
+ 30%	9.25%	30.92%
+ 20%	9.25%	20.92%
+ 10%	9.25%	10.92%
+ 5%	9.25%	5.92%
0%	9.25%	0.92%

Protection Price Ever Breached?
	NO	YES

- 5%	9.25%	4.25%	-4.08%

- 10%	9.25%	-0.75%	-9.08%

- 20%	9.25%	-10.75%	-19.08%

- 30%	N/A	-20.75%	-29.08%

- 40%	N/A	-30.75%	-39.08%

- 50%	N/A	-40.75%	-49.08%

- 60%	N/A	-50.75%	-59.08%

- 70%	N/A	-60.75%	-69.08%

- 80%	N/A	-70.75%	-79.08%

- 90%	N/A	-80.75%	-89.08%

- 100%	N/A	-90.75%	-99.08%

Occidental Petroleum Corporation

Accordingly to publicly available information, Occidental Petroleum Corporation (the “Company”) consists of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil, natural gas liquids and natural gas. The Company’s domestic oil and gas operations are located at the Permian Basin in west Texas and New Mexico, Elk Hills and other locations in California, the Hugoton field in Kansas and Oklahoma, Utah and western Colorado. International operations are located in Argentina, Bolivia, Colombia, Libya, Oman, Qatar, the United Arab Emirates (UAE) and Yemen.

The Company’s chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The Company owns and operates chemical manufacturing plants at 23 domestic sites in Alabama, Georgia, Illinois, Kansas, Kentucky, Louisiana, New Jersey, New York, Ohio, Pennsylvania and Texas and at 3 international sites in Brazil, Canada and Chile.

The linked share’s SEC file number is 01-9210.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$21.49	$17.48	$21.12
March 31, 2004	$23.38	$20.98	$23.03
June 30, 2004	$24.86	$21.80	$24.21
September 30, 2004	$28.23	$23.89	$27.97
December 31, 2004	$30.38	$26.98	$29.18
March 31, 2005	$37.38	$27.53	$35.59
June 30, 2005	$40.50	$32.03	$38.47
September 30, 2005	$44.90	$38.74	$42.72
December 30, 2005	$43.43	$34.40	$39.94
March 31, 2006	$49.00	$40.95	$46.33
June 30, 2006	$54.26	$44.78	$51.28
September 29, 2006	$55.45	$44.01	$48.11
December 29, 2006	$52.40	$43.76	$48.83
March 30, 2007	$50.46	$42.06	$49.31
June 29, 2007	$59.73	$49.10	$57.88
September 28, 2007	$65.86	$50.66	$64.08
December 31, 2007	$79.25	$63.29	$76.99
March 31, 2008	$80.83	$60.70	$73.17
June 30, 2008	$100.03	$72.23	$89.86
September 30, 2008	$92.46	$63.97	$70.45
December 31, 2008	$70.00	$39.93	$59.99
March 31, 2009	$64.00	$47.50	$55.65
June 30, 2009	$71.58	$53.00	$65.81
September 30, 2009	$79.58	$58.67	$78.40
October 27, 2009*	$84.74	$73.75	$80.29

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OXY

Initial price: $80.29

Protection level: 75.00%

Protection price: $60.22

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.454851

Coupon: 9.00% per annum

Maturity: October 29, 2010

Dividend yield: 1.62% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		9.00%	101.62%
+	90%		9.00%	91.62%
+	80%		9.00%	81.62%
+	70%		9.00%	71.62%
+	60%		9.00%	61.62%
+	50%		9.00%	51.62%
+	40%		9.00%	41.62%
+	30%		9.00%	31.62%
+	20%		9.00%	21.62%
+	10%		9.00%	11.62%
+	5%		9.00%	6.62%

	0%		9.00%	1.62%

			Protection Price Ever Breached?

		NO	YES
—	5%	9.00%	4.00%	-3.38%
—	10%	9.00%	-1.00%	-8.38%
—	20%	9.00%	-11.00%	-18.38%
—	30%	N/A	-21.00%	-28.38%
—	40%	N/A	-31.00%	-38.38%
—	50%	N/A	-41.00%	-48.38%
—	60%	N/A	-51.00%	-58.38%
—	70%	N/A	-61.00%	-68.38%
—	80%	N/A	-71.00%	-78.38%
—	90%	N/A	-81.00%	-88.38%
—	100%	N/A	-91.00%	-98.38%

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is a integrated fertilizer and related industrial and feed products company. In 2008, the Company estimates their potash operations represented 17% of global production and 22% of global potash capacity. In 2008, the Company estimates our phosphate operations produced 5% of world phosphoric acid production. In 2008, the Company estimates their nitrogen operations produced 2% of the world’s ammonia production.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$14.54	$11.75	$14.41
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 28, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
September 30, 2008	$229.95	$126.50	$132.01
December 31, 2008	$133.44	$47.54	$73.22
March 31, 2009	$95.46	$63.65	$80.81
June 30, 2009	$121.34	$77.19	$93.05
September 30, 2009	$102.28	$80.90	$90.34
October 27, 2009*	$104.93	$83.76	$96.93

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $96.93

Protection level: 75.00%

Protection price: $72.70

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.316723

Coupon: 10.00% per annum

Maturity: October 29, 2010

Dividend yield: 0.41% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		10.00%	100.41%
+	90%		10.00%	90.41%
+	80%		10.00%	80.41%
+	70%		10.00%	70.41%
+	60%		10.00%	60.41%
+	50%		10.00%	50.41%
+	40%		10.00%	40.41%
+	30%		10.00%	30.41%
+	20%		10.00%	20.41%
+	10%		10.00%	10.41%
+	5%		10.00%	5.41%

	0%		10.00%	0.41%

			Protection Price Ever Breached?

		NO	YES
—	5%	10.00%	5.00%	-4.59%
—	10%	10.00%	0.00%	-9.59%
—	20%	10.00%	-10.00%	-19.59%
—	30%	N/A	-20.00%	-29.59%
—	40%	N/A	-30.00%	-39.59%
—	50%	N/A	-40.00%	-49.59%
—	60%	N/A	-50.00%	-59.59%
—	70%	N/A	-60.00%	-69.59%
—	80%	N/A	-70.00%	-79.59%
—	90%	N/A	-80.00%	-89.59%
—	100%	N/A	-90.00%	-99.59%

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® coffee drinks and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 0-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
September 28, 2007	$28.60	$25.67	$26.20
December 31, 2007	$26.92	$19.89	$20.47
March 31, 2008	$21.01	$16.77	$17.50
June 30, 2008	$18.89	$15.39	$15.74
September 30, 2008	$17.18	$13.33	$14.87
December 31, 2008	$15.05	$7.06	$9.46
March 31, 2009	$12.42	$8.13	$11.11
June 30, 2009	$15.44	$10.86	$13.89
September 30, 2009	$20.94	$12.76	$20.65
October 27, 2009*	$21.10	$18.99	$19.09

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $19.09

Protection level: 75.00%

Protection price: $14.32

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.383447

Coupon: 9.50% per annum

Maturity: October 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		9.50%	100.00%
+	90%		9.50%	90.00%
+	80%		9.50%	80.00%
+	70%		9.50%	70.00%
+	60%		9.50%	60.00%
+	50%		9.50%	50.00%
+	40%		9.50%	40.00%
+	30%		9.50%	30.00%
+	20%		9.50%	20.00%
+	10%		9.50%	10.00%
+	5%		9.50%	5.00%

	0%		9.50%	0.00%

			Protection Price Ever Breached?

		NO	YES
—	5%	9.50%	4.50%	-5.00%
—	10%	9.50%	-0.50%	-10.00%
—	20%	9.50%	-10.50%	-20.00%
—	30%	N/A	-20.50%	-30.00%
—	40%	N/A	-30.50%	-40.00%
—	50%	N/A	-40.50%	-50.00%
—	60%	N/A	-50.50%	-60.00%
—	70%	N/A	-60.50%	-70.00%
—	80%	N/A	-70.50%	-80.00%
—	90%	N/A	-80.50%	-90.00%
—	100%	N/A	-90.50%	-100.00%

Sara Lee Corporation

According to publicly available information, Sara Lee Corporation (the “Company”) was organized in Baltimore, Maryland in 1939 as the C.D. Kenny Company and adopted its current name in 1985. Company’s principal executive offices are located in Downers Grove, Illinois.

Company’s operations are organized around six business segments— North American Retail, North American Fresh Bakery, North American Foodservice, International Beverage, International Bakery, and International Household and Body Care.

The linked share’s SEC file number is 01-03344.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$18.52	$15.67	$18.49
March 31, 2004	$19.39	$17.18	$18.62
June 30, 2004	$20.23	$18.51	$19.58
September 30, 2004	$19.83	$17.65	$19.47
December 31, 2004	$20.86	$18.82	$20.56
March 31, 2005	$21.29	$17.84	$18.87
June 30, 2005	$19.00	$16.39	$16.87
September 30, 2005	$17.84	$15.84	$16.14
December 30, 2005	$16.38	$14.78	$16.10
March 31, 2006	$16.27	$14.76	$15.23
June 30, 2006	$16.03	$13.53	$13.64
September 29, 2006	$16.17	$13.61	$16.07
December 29, 2006	$17.23	$16.00	$17.03
March 30, 2007	$17.49	$16.17	$16.92
June 29, 2007	$18.15	$16.33	$17.40
September 28, 2007	$17.54	$14.75	$16.69
December 31, 2007	$16.95	$15.67	$16.06
March 31, 2008	$16.08	$12.32	$13.98
June 30, 2008	$14.98	$12.12	$12.25
September 30, 2008	$15.06	$12.05	$12.63
December 31, 2008	$13.55	$7.76	$9.79
March 31, 2009	$10.64	$6.80	$8.08
June 30, 2009	$9.76	$7.85	$9.76
September 30, 2009	$11.35	$9.17	$11.14
October 27, 2009*	$11.76	$10.64	$11.52

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLE

Initial price: $11.52

Protection level: 80.00%

Protection price: $9.22

Physical delivery amount: 86 ($1,000/Initial price)

Fractional shares: 0.805556

Coupon: 8.50% per annum

Maturity: October 29, 2010

Dividend yield: 3.82% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		8.50%	103.82%
+	90%		8.50%	93.82%
+	80%		8.50%	83.82%
+	70%		8.50%	73.82%
+	60%		8.50%	63.82%
+	50%		8.50%	53.82%
+	40%		8.50%	43.82%
+	30%		8.50%	33.82%
+	20%		8.50%	23.82%
+	10%		8.50%	13.82%
+	5%		8.50%	8.82%

	0%		8.50%	3.82%

			Protection Price Ever Breached?

		NO	YES
—	5%	8.50%	3.50%	-1.18%
—	10%	8.50%	-1.50%	-6.18%
—	20%	8.50%	-11.50%	-16.18%
—	30%	N/A	-21.50%	-26.18%
—	40%	N/A	-31.50%	-36.18%
—	50%	N/A	-41.50%	-46.18%
—	60%	N/A	-51.50%	-56.18%
—	70%	N/A	-61.50%	-66.18%
—	80%	N/A	-71.50%	-76.18%
—	90%	N/A	-81.50%	-86.18%
—	100%	N/A	-91.50%	-96.18%

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®. The Company also offers a branded proprietary credit card and debit card products (REDcards).

The linked share’s SEC file number is 01-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 28, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 30, 2008	$55.71	$46.34	$46.49
September 30, 2008	$59.22	$42.34	$49.05
December 31, 2008	$48.75	$25.60	$34.53
March 31, 2009	$38.60	$25.00	$34.39
June 30, 2009	$44.90	$33.30	$39.47
September 30, 2009	$49.20	$36.36	$46.68
October 27, 2009*	$51.76	$45.73	$48.45

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $48.45

Protection level: 80.00%

Protection price: $38.76

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.639835

Coupon: 8.25% per annum

Maturity: October 29, 2010

Dividend yield: 1.34% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		8.25%	101.34%
+	90%		8.25%	91.34%
+	80%		8.25%	81.34%
+	70%		8.25%	71.34%
+	60%		8.25%	61.34%
+	50%		8.25%	51.34%
+	40%		8.25%	41.34%
+	30%		8.25%	31.34%
+	20%		8.25%	21.34%
+	10%		8.25%	11.34%
+	5%		8.25%	6.34%

	0%		8.25%	1.34%

			Protection Price Ever Breached?

		NO	YES
—	5%	8.25%	3.25%	-3.66%
—	10%	8.25%	-1.75%	-8.66%
—	20%	8.25%	-11.75%	-18.66%
—	30%	N/A	-21.75%	-28.66%
—	40%	N/A	-31.75%	-38.66%
—	50%	N/A	-41.75%	-48.66%
—	60%	N/A	-51.75%	-58.66%
—	70%	N/A	-61.75%	-68.66%
—	80%	N/A	-71.75%	-78.66%
—	90%	N/A	-81.75%	-88.66%
—	100%	N/A	-91.75%	-98.66%

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. The Company provides a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. It also engages in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing.

The Company’s banking subsidiaries are engaged in the general banking business, principally in domestic markets. The subsidiaries range in size from $39 million to $139 billion in deposits and provide a wide range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions.

On a full-time equivalent basis, as of December 31, 2007 the Company employed 52,277 people.

The linked share’s SEC file number is 01-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$29.58	$23.70	$29.36
March 31, 2004	$29.70	$26.93	$27.65
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
June 30, 2009	$21.79	$13.92	$17.92
September 30, 2009	$23.49	$16.11	$21.86
October 27, 2009*	$25.58	$20.80	$24.25

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $24.25

Protection level: 75.00%

Protection price: $18.19

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.237113

Coupon: 9.25% per annum

Maturity: October 29, 2010

Dividend yield: 2.37% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		9.25%	102.37%
+	90%		9.25%	92.37%
+	80%		9.25%	82.37%
+	70%		9.25%	72.37%
+	60%		9.25%	62.37%
+	50%		9.25%	52.37%
+	40%		9.25%	42.37%
+	30%		9.25%	32.37%
+	20%		9.25%	22.37%
+	10%		9.25%	12.37%
+	5%		9.25%	7.37%

	0%		9.25%	2.37%

			Protection Price Ever Breached?

		NO	YES
—	5%	9.25%	4.25%	-2.63%
—	10%	9.25%	-0.75%	-7.63%
—	20%	9.25%	-10.75%	-17.63%
—	30%	N/A	-20.75%	-27.63%
—	40%	N/A	-30.75%	-37.63%
—	50%	N/A	-40.75%	-47.63%
—	60%	N/A	-50.75%	-57.63%
—	70%	N/A	-60.75%	-67.63%
—	80%	N/A	-70.75%	-77.63%
—	90%	N/A	-80.75%	-87.63%
—	100%	N/A	-90.75%	-97.63%

Vale S.A.

According to publicly available information, Vale S.A. (the “Company”), is the second-largest metals and mining company in the world and the largest in the Americas, based on market capitalization. The Company is a producer of iron ore and iron ore pellets and also a producer of nickel. The Company is one of the world’s largest producers of manganese ore, ferroalloys and kaolin. The Company also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. To support the Company’s growth strategy, they are actively engaged in mineral exploration efforts in 22 countries around the globe. The Company operates large logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with there mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses.

The linked share’s SEC file number is 01-15030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$4.99	$3.41	$4.88
March 31, 2004	$5.29	$4.14	$4.58
June 30, 2004	$4.76	$3.44	$3.96
September 30, 2004	$5.69	$3.85	$5.62
December 31, 2004	$7.31	$5.06	$7.25
March 31, 2005	$9.15	$6.36	$7.90
June 30, 2005	$8.25	$6.26	$7.32
September 30, 2005	$11.23	$7.28	$10.97
December 30, 2005	$11.47	$9.18	$10.29
March 31, 2006	$12.88	$10.42	$12.13
June 30, 2006	$14.55	$9.82	$12.02
September 29, 2006	$12.27	$9.59	$10.78
December 29, 2006	$15.23	$10.34	$14.87
March 30, 2007	$19.03	$13.53	$18.50
June 29, 2007	$23.86	$18.44	$22.28
September 28, 2007	$34.60	$17.00	$33.93
December 31, 2007	$38.32	$29.90	$32.67
March 31, 2008	$37.54	$24.00	$34.64
June 30, 2008	$44.10	$34.05	$35.82
September 30, 2008	$35.00	$16.50	$19.15
December 31, 2008	$18.90	$8.80	$12.11
March 31, 2009	$17.85	$11.50	$13.30
June 30, 2009	$21.27	$13.10	$17.63
September 30, 2009	$23.58	$15.58	$23.13
October 27, 2009*	$27.80	$21.92	$25.85

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VALE

Initial price: $25.85

Protection level: 75.00%

Protection price: $19.39

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.684720

Coupon: 10.25% per annum

Maturity: October 29, 2010

Dividend yield: 2.04% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		10.25%	102.04%
+	90%		10.25%	92.04%
+	80%		10.25%	82.04%
+	70%		10.25%	72.04%
+	60%		10.25%	62.04%
+	50%		10.25%	52.04%
+	40%		10.25%	42.04%
+	30%		10.25%	32.04%
+	20%		10.25%	22.04%
+	10%		10.25%	12.04%
+	5%		10.25%	7.04%

	0%		10.25%	2.04%

			Protection Price Ever Breached?

		NO	YES
—	5%	10.25%	5.25%	-2.96%
—	10%	10.25%	0.25%	-7.96%
—	20%	10.25%	-9.75%	-17.96%
—	30%	N/A	-19.75%	-27.96%
—	40%	N/A	-29.75%	-37.96%
—	50%	N/A	-39.75%	-47.96%
—	60%	N/A	-49.75%	-57.96%
—	70%	N/A	-59.75%	-67.96%
—	80%	N/A	-69.75%	-77.96%
—	90%	N/A	-79.75%	-87.96%
—	100%	N/A	-89.75%	-97.96%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 01-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
March 31, 2009	$26.20	$15.71	$17.90
June 30, 2009	$23.61	$15.89	$16.89
September 30, 2009	$21.10	$15.29	$19.39
December 31, 2009	$21.47	$15.76	$16.75

January 7, 2010*	$19.05	$17.20	$18.95

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $19.39

Protection level: 75.00%

Protection price: $14.54

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.572976

Coupon: 10.00% per annum

Maturity: October 29, 2010

Dividend yield: 3.09% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		10.00%	103.09%
+	90%		10.00%	93.09%
+	80%		10.00%	83.09%
+	70%		10.00%	73.09%
+	60%		10.00%	63.09%
+	50%		10.00%	53.09%
+	40%		10.00%	43.09%
+	30%		10.00%	33.09%
+	20%		10.00%	23.09%
+	10%		10.00%	13.09%
+	5%		10.00%	8.09%

	0%		10.00%	3.09%

			Protection Price Ever Breached?

		NO	YES
—	5%	10.00%	5.00%	-1.91%
—	10%	10.00%	0.00%	-6.91%
—	20%	10.00%	-10.00%	-16.91%
—	30%	N/A	-20.00%	-26.91%
—	40%	N/A	-30.00%	-36.91%
—	50%	N/A	-40.00%	-46.91%
—	60%	N/A	-50.00%	-56.91%
—	70%	N/A	-60.00%	-66.91%
—	80%	N/A	-70.00%	-76.91%
—	90%	N/A	-80.00%	-86.91%
—	100%	N/A	-90.00%	-96.91%

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 39 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

On December 31, 2008, the Company acquired Wachovia Corporation, one of the nation’s largest diversified financial services companies, providing a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products.

The linked share’s SEC file number is: 01-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 31, 2009	$30.09	$7.80	$14.24
June 30, 2009	$28.45	$13.65	$24.26
September 30, 2009	$29.56	$22.08	$28.18
November 11, 2009*	$31.53	$26.04	$28.80

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 11, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $28.39

Protection level: 70.00%

Protection price: $19.87

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.223670

Coupon: 10.00% per annum

Maturity: October 29, 2010

Dividend yield: 2.75% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		10.00%	102.75%
+	90%		10.00%	92.75%
+	80%		10.00%	82.75%
+	70%		10.00%	72.75%
+	60%		10.00%	62.75%
+	50%		10.00%	52.75%
+	40%		10.00%	42.75%
+	30%		10.00%	32.75%
+	20%		10.00%	22.75%
+	10%		10.00%	12.75%
+	5%		10.00%	7.75%

	0%		10.00%	2.75%

			Protection Price Ever Breached?

		NO	YES
—	5%	10.00%	5.00%	-2.25%
—	10%	10.00%	0.00%	-7.25%
—	20%	10.00%	-10.00%	-17.25%
—	30%	10.00%	-20.00%	-27.25%
—	40%	N/A	-30.00%	-37.25%
—	50%	N/A	-40.00%	-47.25%
—	60%	N/A	-50.00%	-57.25%
—	70%	N/A	-60.00%	-67.25%
—	80%	N/A	-70.00%	-77.25%
—	90%	N/A	-80.00%	-87.25%
—	100%	N/A	-90.00%	-97.25%

Yahoo! Inc.

According to publicly available information, Yahoo! Inc.(the “Company”) is a global Internet brand and one of the most trafficked Internet destinations worldwide.

The Company provides it’s owned and operated online properties and services to users. The Company also extends its advertising platform and access to Internet users beyond Yahoo! Properties through its distribution network of third-party entities who have integrated the Company’s advertising offerings into their Websites or their other offerings.

The linked share’s SEC file number is 0-28018.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$22.74	$17.50	$22.59
March 31, 2004	$25.21	$20.58	$24.30
June 30, 2004	$36.51	$23.95	$36.33
September 30, 2004	$35.34	$25.53	$33.91
December 31, 2004	$39.78	$33.60	$37.68
March 31, 2005	$38.89	$30.31	$33.90
June 30, 2005	$38.95	$32.30	$34.65
September 30, 2005	$38.00	$31.60	$33.84
December 30, 2005	$43.45	$32.78	$39.18
March 31, 2006	$43.65	$29.75	$32.26
June 30, 2006	$34.08	$28.60	$33.00
September 29, 2006	$33.74	$24.62	$25.28
December 29, 2006	$28.56	$22.66	$25.54
March 30, 2007	$32.84	$25.26	$31.29
June 29, 2007	$33.61	$26.61	$27.13
September 28, 2007	$27.80	$22.27	$26.84
December 31, 2007	$34.07	$22.80	$23.26
March 31, 2008	$30.24	$18.59	$28.93
June 30, 2008	$29.17	$20.60	$20.66
September 30, 2008	$24.80	$16.88	$17.30
December 31, 2008	$17.31	$8.94	$12.20
March 31, 2009	$14.14	$10.81	$12.81
June 30, 2009	$16.98	$12.60	$15.66
September 30, 2009	$17.94	$13.97	$17.81
October 27, 2009*	$18.02	$16.35	$16.69

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: YHOO

Initial price: $16.69

Protection level: 75.00%

Protection price: $12.52

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.916117

Coupon: 8.25% per annum

Maturity: October 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity
		1-Year Total Return
Final Level (% Change)			Investment in the Notes	Direct Investment in the Linked Shares
+	100%		8.25%	100.00%
+	90%		8.25%	90.00%
+	80%		8.25%	80.00%
+	70%		8.25%	70.00%
+	60%		8.25%	60.00%
+	50%		8.25%	50.00%
+	40%		8.25%	40.00%
+	30%		8.25%	30.00%
+	20%		8.25%	20.00%
+	10%		8.25%	10.00%
+	5%		8.25%	5.00%

	0%		8.25%	0.00%

			Protection Price Ever Breached?

		NO	YES
—	5%	8.25%	3.25%	-5.00%
—	10%	8.25%	-1.75%	-10.00%
—	20%	8.25%	-11.75%	-20.00%
—	30%	N/A	-21.75%	-30.00%
—	40%	N/A	-31.75%	-40.00%
—	50%	N/A	-41.75%	-50.00%
—	60%	N/A	-51.75%	-60.00%
—	70%	N/A	-61.75%	-70.00%
—	80%	N/A	-71.75%	-80.00%
—	90%	N/A	-81.75%	-90.00%
—	100%	N/A	-91.75%	-100.00%

52

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.38%
- 10%	9.00%	-1.00%	-8.38%
- 20%	9.00%	-11.00%	-18.38%
- 30%	N/A	-21.00%	-28.38%
- 40%	N/A	-31.00%	-38.38%
- 50%	N/A	-41.00%	-48.38%
- 60%	N/A	-51.00%	-58.38%
- 70%	N/A	-61.00%	-68.38%
- 80%	N/A	-71.00%	-78.38%
- 90%	N/A	-81.00%	-88.38%
- 100%	N/A	-91.00%	-98.38%

Occidental Petroleum Corporation

Accordingly to publicly available information, Occidental Petroleum Corporation (the “Company”) consists of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil, natural gas liquids and natural gas. The Company’s domestic oil and gas operations are located at the Permian Basin in west Texas and New Mexico, Elk Hills and other locations in California, the Hugoton field in Kansas and Oklahoma, Utah and western Colorado. International operations are located in Argentina, Bolivia, Colombia, Libya, Oman, Qatar, the United Arab Emirates (UAE) and Yemen.

The Company’s chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The Company owns and operates chemical manufacturing plants at 23 domestic sites in Alabama, Georgia, Illinois, Kansas, Kentucky, Louisiana, New Jersey, New York, Ohio, Pennsylvania and Texas and at 3 international sites in Brazil, Canada and Chile.

The linked share’s SEC file number is 01-9210.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$21.49	$17.48	$21.12
March 31, 2004	$23.38	$20.98	$23.03
June 30, 2004	$24.86	$21.80	$24.21
September 30, 2004	$28.23	$23.89	$27.97
December 31, 2004	$30.38	$26.98	$29.18
March 31, 2005	$37.38	$27.53	$35.59
June 30, 2005	$40.50	$32.03	$38.47
September 30, 2005	$44.90	$38.74	$42.72
December 30, 2005	$43.43	$34.40	$39.94
March 31, 2006	$49.00	$40.95	$46.33
June 30, 2006	$54.26	$44.78	$51.28
September 29, 2006	$55.45	$44.01	$48.11
December 29, 2006	$52.40	$43.76	$48.83
March 30, 2007	$50.46	$42.06	$49.31
June 29, 2007	$59.73	$49.10	$57.88
September 28, 2007	$65.86	$50.66	$64.08
December 31, 2007	$79.25	$63.29	$76.99
March 31, 2008	$80.83	$60.70	$73.17
June 30, 2008	$100.03	$72.23	$89.86
September 30, 2008	$92.46	$63.97	$70.45
December 31, 2008	$70.00	$39.93	$59.99
March 31, 2009	$64.00	$47.50	$55.65
June 30, 2009	$71.58	$53.00	$65.81
September 30, 2009	$79.58	$58.67	$78.40
October 27, 2009*	$84.74	$73.75	$80.29

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OXY

Initial price: $80.29

Protection level: 75.00%

Protection price: $60.22

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.454851

Coupon: 9.00% per annum

Maturity: October 29, 2010

Dividend yield: 1.62% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.00%	101.62%
+ 90%	9.00%	91.62%
+ 80%	9.00%	81.62%
+ 70%	9.00%	71.62%
+ 60%	9.00%	61.62%
+ 50%	9.00%	51.62%
+ 40%	9.00%	41.62%
+ 30%	9.00%	31.62%
+ 20%	9.00%	21.62%
+ 10%	9.00%	11.62%
+ 5%	9.00%	6.62%

0%	9.00%	1.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.38%
- 10%	9.00%	-1.00%	-8.38%
- 20%	9.00%	-11.00%	-18.38%
- 30%	N/A	-21.00%	-28.38%
- 40%	N/A	-31.00%	-38.38%
- 50%	N/A	-41.00%	-48.38%
- 60%	N/A	-51.00%	-58.38%
- 70%	N/A	-61.00%	-68.38%
- 80%	N/A	-71.00%	-78.38%
- 90%	N/A	-81.00%	-88.38%
- 100%	N/A	-91.00%	-98.38%

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is a integrated fertilizer and related industrial and feed products company. In 2008, the Company estimates their potash operations represented 17% of global production and 22% of global potash capacity. In 2008, the Company estimates our phosphate operations produced 5% of world phosphoric acid production. In 2008, the Company estimates their nitrogen operations produced 2% of the world’s ammonia production.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$14.54	$11.75	$14.41
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 28, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
September 30, 2008	$229.95	$126.50	$132.01
December 31, 2008	$133.44	$47.54	$73.22
March 31, 2009	$95.46	$63.65	$80.81
June 30, 2009	$121.34	$77.19	$93.05
September 30, 2009	$102.28	$80.90	$90.34
October 27, 2009*	$104.93	$83.76	$96.93

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $96.93

Protection level: 75.00%

Protection price: $72.70

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.316723

Coupon: 10.00% per annum

Maturity: October 29, 2010

Dividend yield: 0.41% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.00%	100.41%
+ 90%	10.00%	90.41%

+ 80%	10.00%		80.41%
+ 70%	10.00%		70.41%
+ 60%	10.00%		60.41%
+ 50%	10.00%		50.41%
+ 40%	10.00%		40.41%
+ 30%	10.00%		30.41%
+ 20%	10.00%		20.41%
+ 10%	10.00%		10.41%
+ 5%	10.00%		5.41%

0%	10.00%		0.41%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.59%
- 10%	10.00%	0.00%	-9.59%
- 20%	10.00%	-10.00%	-19.59%
- 30%	N/A	-20.00%	-29.59%
- 40%	N/A	-30.00%	-39.59%
- 50%	N/A	-40.00%	-49.59%
- 60%	N/A	-50.00%	-59.59%
- 70%	N/A	-60.00%	-69.59%
- 80%	N/A	-70.00%	-79.59%
- 90%	N/A	-80.00%	-89.59%
- 100%	N/A	-90.00%	-99.59%

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® coffee drinks and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 0-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
September 28, 2007	$28.60	$25.67	$26.20
December 31, 2007	$26.92	$19.89	$20.47
March 31, 2008	$21.01	$16.77	$17.50
June 30, 2008	$18.89	$15.39	$15.74
September 30, 2008	$17.18	$13.33	$14.87
December 31, 2008	$15.05	$7.06	$9.46
March 31, 2009	$12.42	$8.13	$11.11
June 30, 2009	$15.44	$10.86	$13.89
September 30, 2009	$20.94	$12.76	$20.65
October 27, 2009*	$21.10	$18.99	$19.09

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $19.09

Protection level: 75.00%

Protection price: $14.32

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.383447

Coupon: 9.50% per annum

Maturity: October 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%

- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	N/A	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

Sara Lee Corporation

According to publicly available information, Sara Lee Corporation (the “Company”) was organized in Baltimore, Maryland in 1939 as the C.D. Kenny Company and adopted its current name in 1985. Company’s principal executive offices are located in Downers Grove, Illinois.

Company’s operations are organized around six business segments— North American Retail, North American Fresh Bakery, North American Foodservice, International Beverage, International Bakery, and International Household and Body Care.

The linked share’s SEC file number is 01-03344.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$18.52	$15.67	$18.49
March 31, 2004	$19.39	$17.18	$18.62
June 30, 2004	$20.23	$18.51	$19.58
September 30, 2004	$19.83	$17.65	$19.47
December 31, 2004	$20.86	$18.82	$20.56
March 31, 2005	$21.29	$17.84	$18.87
June 30, 2005	$19.00	$16.39	$16.87
September 30, 2005	$17.84	$15.84	$16.14
December 30, 2005	$16.38	$14.78	$16.10
March 31, 2006	$16.27	$14.76	$15.23
June 30, 2006	$16.03	$13.53	$13.64
September 29, 2006	$16.17	$13.61	$16.07
December 29, 2006	$17.23	$16.00	$17.03
March 30, 2007	$17.49	$16.17	$16.92
June 29, 2007	$18.15	$16.33	$17.40
September 28, 2007	$17.54	$14.75	$16.69
December 31, 2007	$16.95	$15.67	$16.06
March 31, 2008	$16.08	$12.32	$13.98
June 30, 2008	$14.98	$12.12	$12.25
September 30, 2008	$15.06	$12.05	$12.63
December 31, 2008	$13.55	$7.76	$9.79
March 31, 2009	$10.64	$6.80	$8.08
June 30, 2009	$9.76	$7.85	$9.76
September 30, 2009	$11.35	$9.17	$11.14
October 27, 2009*	$11.76	$10.64	$11.52

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLE

Initial price: $11.52

Protection level: 80.00%

Protection price: $9.22

Physical delivery amount: 86 ($1,000/Initial price)

Fractional shares: 0.805556

Coupon: 8.50% per annum

Maturity: October 29, 2010

Dividend yield: 3.82% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		103.82%
+ 90%	8.50%		93.82%
+ 80%	8.50%		83.82%
+ 70%	8.50%		73.82%
+ 60%	8.50%		63.82%
+ 50%	8.50%		53.82%
+ 40%	8.50%		43.82%
+ 30%	8.50%		33.82%
+ 20%	8.50%		23.82%
+ 10%	8.50%		13.82%
+ 5%	8.50%		8.82%

0%	8.50%		3.82%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-1.18%
- 10%	8.50%	-1.50%	-6.18%
- 20%	8.50%	-11.50%	-16.18%
- 30%	N/A	-21.50%	-26.18%
- 40%	N/A	-31.50%	-36.18%
- 50%	N/A	-41.50%	-46.18%
- 60%	N/A	-51.50%	-56.18%

- 70%	N/A	-61.50%	-66.18%
- 80%	N/A	-71.50%	-76.18%
- 90%	N/A	-81.50%	-86.18%
- 100%	N/A	-91.50%	-96.18%

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®. The Company also offers a branded proprietary credit card and debit card products (REDcards).

The linked share’s SEC file number is 01-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 28, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 30, 2008	$55.71	$46.34	$46.49
September 30, 2008	$59.22	$42.34	$49.05
December 31, 2008	$48.75	$25.60	$34.53
March 31, 2009	$38.60	$25.00	$34.39
June 30, 2009	$44.90	$33.30	$39.47
September 30, 2009	$49.20	$36.36	$46.68
October 27, 2009*	$51.76	$45.73	$48.45

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $48.45

Protection level: 80.00%

Protection price: $38.76

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.639835

Coupon: 8.25% per annum

Maturity: October 29, 2010

Dividend yield: 1.34% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	8.25%	101.34%
+ 90%	8.25%	91.34%
+ 80%	8.25%	81.34%
+ 70%	8.25%	71.34%
+ 60%	8.25%	61.34%
+ 50%	8.25%	51.34%
+ 40%	8.25%	41.34%
+ 30%	8.25%	31.34%
+ 20%	8.25%	21.34%
+ 10%	8.25%	11.34%

+ 5%	8.25%		6.34%

0%	8.25%		1.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-3.66%
- 10%	8.25%	-1.75%	-8.66%
- 20%	8.25%	-11.75%	-18.66%
- 30%	N/A	-21.75%	-28.66%
- 40%	N/A	-31.75%	-38.66%
- 50%	N/A	-41.75%	-48.66%
- 60%	N/A	-51.75%	-58.66%
- 70%	N/A	-61.75%	-68.66%
- 80%	N/A	-71.75%	-78.66%
- 90%	N/A	-81.75%	-88.66%
- 100%	N/A	-91.75%	-98.66%

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. The Company provides a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. It also engages in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing.

The Company’s banking subsidiaries are engaged in the general banking business, principally in domestic markets. The subsidiaries range in size from $39 million to $139 billion in deposits and provide a wide range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions.

On a full-time equivalent basis, as of December 31, 2007 the Company employed 52,277 people.

The linked share’s SEC file number is 01-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$29.58	$23.70	$29.36
March 31, 2004	$29.70	$26.93	$27.65
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
June 30, 2009	$21.79	$13.92	$17.92
September 30, 2009	$23.49	$16.11	$21.86
October 27, 2009*	$25.58	$20.80	$24.25

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $24.25

Protection level: 75.00%

Protection price: $18.19

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.237113

Coupon: 9.25% per annum

Maturity: October 29, 2010

Dividend yield: 2.37% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.25%	102.37%
+ 90%	9.25%	92.37%
+ 80%	9.25%	82.37%
+ 70%	9.25%	72.37%
+ 60%	9.25%	62.37%
+ 50%	9.25%	52.37%
+ 40%	9.25%	42.37%
+ 30%	9.25%	32.37%
+ 20%	9.25%	22.37%

+ 10%	9.25%		12.37%
+ 5%	9.25%		7.37%

0%	9.25%		2.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-2.63%
- 10%	9.25%	- 0.75%	-7.63%
- 20%	9.25%	-10.75%	-17.63%
- 30%	N/A	-20.75%	-27.63%
- 40%	N/A	-30.75%	-37.63%
- 50%	N/A	-40.75%	-47.63%
- 60%	N/A	-50.75%	-57.63%
- 70%	N/A	-60.75%	-67.63%
- 80%	N/A	-70.75%	-77.63%
- 90%	N/A	-80.75%	-87.63%
- 100%	N/A	-90.75%	-97.63%

Vale S.A.

According to publicly available information, Vale S.A. (the “Company”), is the second-largest metals and mining company in the world and the largest in the Americas, based on market capitalization. The Company is a producer of iron ore and iron ore pellets and also a producer of nickel. The Company is one of the world’s largest producers of manganese ore, ferroalloys and kaolin. The Company also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. To support the Company’s growth strategy, they are actively engaged in mineral exploration efforts in 22 countries around the globe. The Company operates large logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with there mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses.

The linked share’s SEC file number is 01-15030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$4.99	$3.41	$4.88
March 31, 2004	$5.29	$4.14	$4.58
June 30, 2004	$4.76	$3.44	$3.96
September 30, 2004	$5.69	$3.85	$5.62
December 31, 2004	$7.31	$5.06	$7.25
March 31, 2005	$9.15	$6.36	$7.90
June 30, 2005	$8.25	$6.26	$7.32
September 30, 2005	$11.23	$7.28	$10.97
December 30, 2005	$11.47	$9.18	$10.29
March 31, 2006	$12.88	$10.42	$12.13
June 30, 2006	$14.55	$9.82	$12.02
September 29, 2006	$12.27	$9.59	$10.78
December 29, 2006	$15.23	$10.34	$14.87
March 30, 2007	$19.03	$13.53	$18.50
June 29, 2007	$23.86	$18.44	$22.28
September 28, 2007	$34.60	$17.00	$33.93
December 31, 2007	$38.32	$29.90	$32.67
March 31, 2008	$37.54	$24.00	$34.64
June 30, 2008	$44.10	$34.05	$35.82
September 30, 2008	$35.00	$16.50	$19.15
December 31, 2008	$18.90	$8.80	$12.11
March 31, 2009	$17.85	$11.50	$13.30
June 30, 2009	$21.27	$13.10	$17.63
September 30, 2009	$23.58	$15.58	$23.13
October 27, 2009*	$27.80	$21.92	$25.85

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VALE

Initial price: $25.85

Protection level: 75.00%

Protection price: $19.39

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.684720

Coupon: 10.25% per annum

Maturity: October 29, 2010

Dividend yield: 2.04% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		102.04%
+ 90%	10.25%		92.04%
+ 80%	10.25%		82.04%
+ 70%	10.25%		72.04%
+ 60%	10.25%		62.04%
+ 50%	10.25%		52.04%
+ 40%	10.25%		42.04%
+ 30%	10.25%		32.04%
+ 20%	10.25%		22.04%
+ 10%	10.25%		12.04%
+ 5%	10.25%		7.04%

0%	10.25%		2.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-2.96%
- 10%	10.25%	0.25%	-7.96%
- 20%	10.25%	- 9.75%	-17.96%
- 30%	N/A	-19.75%	-27.96%
- 40%	N/A	-29.75%	-37.96%
- 50%	N/A	-39.75%	-47.96%
- 60%	N/A	-49.75%	-57.96%
- 70%	N/A	-59.75%	-67.96%
- 80%	N/A	-69.75%	-77.96%
- 90%	N/A	-79.75%	-87.96%
- 100%	N/A	-89.75%	-97.96%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 01-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
March 31, 2009	$26.20	$15.71	$17.90
June 30, 2009	$23.61	$15.89	$16.89
September 30, 2009	$21.10	$15.29	$19.39
December 31, 2009	$21.47	$15.76	$16.75
January 7, 2010*	$19.05	$17.20	$18.95

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $19.39

Protection level: 75.00%

Protection price: $14.54

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.572976

Coupon: 10.00% per annum

Maturity: October 29, 2010

Dividend yield: 3.09% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.00%	103.09%
+ 90%	10.00%	93.09%
+ 80%	10.00%	83.09%
+ 70%	10.00%	73.09%
+ 60%	10.00%	63.09%
+ 50%	10.00%	53.09%
+ 40%	10.00%	43.09%
+ 30%	10.00%	33.09%
+ 20%	10.00%	23.09%
+ 10%	10.00%	13.09%
+ 5%	10.00%	8.09%

0%	10.00%	3.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-1.91%
- 10%	10.00%	0.00%	-6.91%
- 20%	10.00%	-10.00%	-16.91%
- 30%	N/A	-20.00%	-26.91%
- 40%	N/A	-30.00%	-36.91%
- 50%	N/A	-40.00%	-46.91%
- 60%	N/A	-50.00%	-56.91%
- 70%	N/A	-60.00%	-66.91%
- 80%	N/A	-70.00%	-76.91%
- 90%	N/A	-80.00%	-86.91%
- 100%	N/A	-90.00%	-96.91%

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 39 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

On December 31, 2008, the Company acquired Wachovia Corporation, one of the nation’s largest diversified financial services companies, providing a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products.

The linked share’s SEC file number is: 01-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 31, 2009	$30.09	$7.80	$14.24
June 30, 2009	$28.45	$13.65	$24.26
September 30, 2009	$29.56	$22.08	$28.18
November 11, 2009*	$31.53	$26.04	$28.80

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 11, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $28.39

Protection level: 70.00%

Protection price: $19.87

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.223670

Coupon: 10.00% per annum

Maturity: October 29, 2010

Dividend yield: 2.75% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	10.00%	102.75%
+ 90%	10.00%	92.75%
+ 80%	10.00%	82.75%
+ 70%	10.00%	72.75%
+ 60%	10.00%	62.75%
+ 50%	10.00%	52.75%

+ 40%	10.00%		42.75%
+ 30%	10.00%		32.75%
+ 20%	10.00%		22.75%
+ 10%	10.00%		12.75%
+ 5%	10.00%		7.75%

0%	10.00%		2.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-2.25%
- 10%	10.00%	0.00%	-7.25%
- 20%	10.00%	-10.00%	-17.25%
- 30%	10.00%	-20.00%	-27.25%
- 40%	N/A	-30.00%	-37.25%
- 50%	N/A	-40.00%	-47.25%
- 60%	N/A	-50.00%	-57.25%
- 70%	N/A	-60.00%	-67.25%
- 80%	N/A	-70.00%	-77.25%
- 90%	N/A	-80.00%	-87.25%
- 100%	N/A	-90.00%	-97.25%

Yahoo! Inc.

According to publicly available information, Yahoo! Inc.(the “Company”) is a global Internet brand and one of the most trafficked Internet destinations worldwide.

The Company provides it’s owned and operated online properties and services to users. The Company also extends its advertising platform and access to Internet users beyond Yahoo! Properties through its distribution network of third-party entities who have integrated the Company’s advertising offerings into their Websites or their other offerings.

The linked share’s SEC file number is 0-28018.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$22.74	$17.50	$22.59
March 31, 2004	$25.21	$20.58	$24.30
June 30, 2004	$36.51	$23.95	$36.33
September 30, 2004	$35.34	$25.53	$33.91
December 31, 2004	$39.78	$33.60	$37.68
March 31, 2005	$38.89	$30.31	$33.90
June 30, 2005	$38.95	$32.30	$34.65
September 30, 2005	$38.00	$31.60	$33.84
December 30, 2005	$43.45	$32.78	$39.18
March 31, 2006	$43.65	$29.75	$32.26
June 30, 2006	$34.08	$28.60	$33.00
September 29, 2006	$33.74	$24.62	$25.28
December 29, 2006	$28.56	$22.66	$25.54
March 30, 2007	$32.84	$25.26	$31.29
June 29, 2007	$33.61	$26.61	$27.13
September 28, 2007	$27.80	$22.27	$26.84
December 31, 2007	$34.07	$22.80	$23.26
March 31, 2008	$30.24	$18.59	$28.93
June 30, 2008	$29.17	$20.60	$20.66
September 30, 2008	$24.80	$16.88	$17.30
December 31, 2008	$17.31	$8.94	$12.20
March 31, 2009	$14.14	$10.81	$12.81
June 30, 2009	$16.98	$12.60	$15.66
September 30, 2009	$17.94	$13.97	$17.81
October 27, 2009*	$18.02	$16.35	$16.69

*	High, low and closing prices are for the period starting October 1, 2009 and ending October 27, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: YHOO

Initial price: $16.69

Protection level: 75.00%

Protection price: $12.52

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.916117

Coupon: 8.25% per annum

Maturity: October 29, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.00%
+ 90%	8.25%		90.00%
+ 80%	8.25%		80.00%
+ 70%	8.25%		70.00%
+ 60%	8.25%		60.00%
+ 50%	8.25%		50.00%
+ 40%	8.25%		40.00%
+ 30%	8.25%		30.00%
+ 20%	8.25%		20.00%
+ 10%	8.25%		10.00%
+ 5%	8.25%		5.00%

0%	8.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-5.00%
- 10%	8.25%	-1.75%	-10.00%
- 20%	8.25%	-11.75%	-20.00%
- 30%	N/A	-21.75%	-30.00%
- 40%	N/A	-31.75%	-40.00%
- 50%	N/A	-41.75%	-50.00%
- 60%	N/A	-51.75%	-60.00%

- 70%	N/A	-61.75%	-70.00%
- 80%	N/A	-71.75%	-80.00%
- 90%	N/A	-81.75%	-90.00%
- 100%	N/A	-91.75%	-100.00%